                                                                   EXHIBIT 3.116

                           AMENDED AND RESTATED BYLAWS

                                       OF

                      SDG, INC, D/B/A SONOMA DESIGN GROUP,

                            A CALIFORNIA CORPORATION

                        (HEREINAFTER, THE "CORPORATION")

                                   ARTICLE I

                                     OFFICES
                                     -------

     Section 1. Principal Executive Office. The principal executive office of the Corporation shall be in such place as the Board of Directors (the "Board")
shall determine. The Board may change the location of such principal executive office if it so determines.

     Section 2. Other Offices. The Corporation also may have offices (including branch or subordinate offices) at such other places both within and without the
State of California as the Board may from time to time determine.

                                   ARTICLE II

                             MEETING OF SHAREHOLDERS
                            -------------------------

     Section 1. Place of Meetings. Meetings of the shareholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of California, as shall be designated from time to time by the Board and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     Section 2. Annual Meetings. The Annual Meeting of Shareholders shall be held on such date and at such time as shall be designated from time to time by the Board and stated in the notice of the meeting, at which meeting the shareholders shall elect a Board of Directors by a plurality vote, and transact such other business as may properly be brought before the meeting.

     Section 3. Special Meetings. Special Meetings of Shareholders, for any
purpose or purposes, may be called by the President, Secretary or Treasurer, and shall be called by any such officer at the request in writing of a majority of the Board. Such request shall state the purpose or purposes of the proposed meeting.

     Section 4. Notice of Meetings. Written notice of an Annual Meeting or
Special Meeting stating the place, date, and hour of the meeting and in the case of a Special Meeting, the purpose

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or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting to each shareholder entitled to vote at such meeting.

     Section 5. Quorum. Except as otherwise provided by law or by the Articles of Incorporation, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.

     Section 6. Voting. Any questions brought before any meeting of shareholders shall be decided by a majority vote of the number of shares entitled to vote, present in person or represented by proxy. Such votes may be cast in person or by proxy, but no proxy shall be voted on or after three years from its date, unless such proxy provides for a longer period.

     Section 7. Action by Written Consent. Any action required to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing shall be signed by the holders of outstanding share having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.
Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.

                                  ARTICLE III

                                    DIRECTORS
                                    ---------

     Section 1. Number and Election of Directors. The number of directors that shall constitute the Board shall be not less than two nor more than three. The first Board of Directors shall consist of two directors. Thereafter, within the limits specified above, the number of directors shall be determined by the Board or by the shareholders. Except as provided in Section 2 of this Article III, directors shall be elected by a plurality of the votes cast at Annual Meetings of Shareholders, and each director so elected shall hold office until the next
Annual Meeting and until his successor is duly elected and qualified, or until his earlier resignation or removal.

     Section 2. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority vote of all directors then in office, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, or until their earlier resignation or removal.

     Section 3. Committees. The Board may designate one or more committees, which committees shall, to the extent provided in the resolution of the Board establishing such a committee, have all authority and may exercise all the powers of the Board in the management of

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the business and affairs of the Corporation to the extent lawful under the
General Corporation Law of the State of California.

     Section 4. Duties and Powers. The business of the Corporation shall be managed by or under the direction of the Board which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

     Section 5. Meetings. The Board of the Corporation may hold meetings, both regular and special, either within or without the State of California. Regular meetings of the Board may be held without notice at such time and at such place as may from time to time be determined by the Board. Special meetings of the
Board may be called by the president or any one director with one day's notice to each director, either personally or by mail, telephone or facsimile transmission.

     Section 6. Quorum; Board Action. Except as may be otherwise specifically provided by law, the Articles of Incorporation or these Bylaws, at all meetings of the Board, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business, and the act of a majority of the entire
Board of Directors shall be the act of the Board. If a quorum shall not be present at any meeting of the Board, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 7. Actions of Board. Unless otherwise provided by the Articles of
Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all the members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

     Section 8. Compensation. The Corporation shall reimburse the reasonable expenses incurred by members of the Board in connection with attendance at meetings of the Board and of any committee on which such member serves;
provided, that the foregoing shall not preclude any director from serving the
Corporation in any other capacity and receiving compensation therefor.

     Section 9. Removal. Unless otherwise restricted by the Articles of
Incorporation or by law, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors.

                                   ARTICLE IV

                                    OFFICERS
                                    --------

     The officers of the Corporation shall consist of a President, a Secretary, a Treasurer and such other additional officers with such titles as the Board shall determine, all of whom shall be chosen by and shall serve at the pleasure of the Board. Such officers shall have the usual powers and shall perform all the usual duties incident to their respective offices. All officers shall be subject to the supervision and direction of the Board. The authority, duties or responsibilities of

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any officer of the Corporation may be suspended by the President with or without cause. Any officer elected or appointed by the Board may be removed by the Board with or without cause.

                                    ARTICLE V

                                     NOTICES
                                     -------

     Section 1. Notices. Whenever written notice is required by law, the
Articles of Incorporation or these Bylaws, to be given to any director, member of a committee or shareholder, such notice may be given by mail, addressed to such director, member of a committee or shareholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by telegram, electronic mail, facsimile or cable.

     Section 2. Waivers of Notice. Whenever any notice is required by law, the
Articles of Incorporation or these Bylaws, to be given to any director, member of a committee or shareholder, a waiver thereof in writing, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

                                   ARTICLE VI

                               GENERAL PROVISIONS
                               ------------------

     Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation, may be declared by the Board at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the
Corporation, or for any proper purpose, and the Board may modify or abolish any such reserve.

     Section 2. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board.

     Section 3. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words
"Corporate Seal, California". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

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                                  ARTICLE VII

                                 INDEMNIFICATION
                                 ---------------

     Section 1. Indemnification of Officers and Directors.

         (a) Indemnification. Each person who was or is a party or is threatened to be made a party or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (a "proceeding"), by reason of being or having been a director or officer of the Corporation, or of any predecessor corporation, or being or having been a director or officer serving at the request of the Corporation as a director, officer, employee, or other agent of another corporation, partnership, joint venture, trust, or other enterprise (including service with respect to corporation-sponsored employee benefit plans), whether the basis of the proceeding is alleged action or inaction in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall, subject to the terms of any agreement between the Corporation and that person, be indemnified and held harmless by the Corporation to the fullest extent permissible under California law and the Articles of Incorporation, against all expense, liability, and loss
(including attorneys' fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) actually and reasonably incurred or suffered by that person in connection therewith, except that amounts shall be payable in settlement of a proceeding only if the settlement is approved in writing by the
Corporation. This indemnification shall continue as to a person who has ceased to be a director or officer for acts performed while a director or officer and shall inure to the benefit of his or her heirs, executors, and administrators.
Notwithstanding the foregoing, the Corporation shall indemnify any such person in connection with a proceeding (or part thereof) initiated by that person only if the proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in this Article VII shall include the right to be paid by any proceeding in advance of final disposition to the fullest extent permitted by law, except that payment under this Article VII of such expenses in advance of the final disposition of a proceeding shall be conditioned upon delivery to the Corporation of a written request for such payment and of an undertaking by or on behalf of the director or officer to repay all amounts so advanced if it shall be ultimately determined that the director or officer is not entitled to be indemnified.

         (b) Exclusions. Notwithstanding the foregoing or any other provisions under this Article VII, the Corporation shall not be liable under this Article
VII to indemnify a director or officer against expenses, liabilities, or losses incurred or suffered in connection with, or to make any advances with respect to, any proceeding against a director or officer: (i) as to which the
Corporation is prohibited by applicable law from paying an indemnity; (ii) with respect to expenses of defense or investigation, if the expenses were or are incurred without the Corporation's consent (which consent may not be unreasonably withheld); (iii) for which final payment is actually made to the director or officer under an insurance policy maintained by the Corporation, except in respect of any excess beyond the amount of payment under the policy;
(iv) for which payment is actually made to the director or officer under an indemnity by the Corporation otherwise than pursuant to this Article VII, except in respect of any excess beyond the amount of payment under that indemnity; (v)
based upon or attributable to the director or officer gaining in fact any personal profit or advantage to which not legally entitled; (vi) for an accounting of profits made from the purchase or sale by the director or officer of securities of the

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Corporation pursuant to the provisions of Section 16(b) of the Securities
Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state, or local statutory law; or (vii) based upon acts or omissions involving intentional misconduct or a knowing and culpable violation of law.

     Section 2. Indemnification of Employees and Agents. A person who was or is a party or is threatened to be made a party to or is involved in any proceeding by reason of being or having been an employee or agent of the Corporation or being or having been an employee or agent of the Corporation serving at the request of the corporation as an employee or agent of another enterprise, including service with respect to Corporation-sponsored employee benefit plans, whether the basis of such action is alleged action or inaction in an official capacity or in any other capacity while serving as an employee or agent, may, upon appropriate action by the Corporation and subject to the terms of any agreement between the Corporation and that person, be indemnified and held harmless by the Corporation up to the fullest extent permitted by California law and the Articles of Incorporation, against all expense, liability, and loss
(including attorneys' fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by that person in connection therewith.

     Section 3. Right of Directors and Officers to Bring Suit. If a claim under
Section 1 of this Article VII is not paid by the Corporation or on its behalf within 90 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and, if successful in whole or in part, the claimant also shall be entitled to be paid the expense of prosecuting the claim.

     Section 4. Successful Defense. Notwithstanding any other provision of this
Article VII, to the extent that a director or officer has been successful on the merits or otherwise (including the dismissal of a proceeding without prejudice or the settlement with the written consent of the Corporation of a proceeding without admission of liability), in defense of any proceeding referred to in
Section 1 or in defense of any claim, issue, or matter therein, that director or officer shall be indemnified against expenses (including attorneys' fees)
actually and reasonably incurred in connection therewith.

     Section 5. Indemnity Agreements. The Corporation may enter into agreements with any director, officer, employee, or agent of the Corporation providing for indemnification to the fullest extent permissible under applicable law and the
Articles of Incorporation.

     Section 6. Subrogation. In the event of payment by the Corporation of a claim under Section 1 or Section 2 of this Article VII, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnified person, who shall execute all papers required and shall do everything that may be necessary or appropriate to secure such rights, including the execution of such documents necessary or appropriate to enable the
Corporation effectively to bring suit to enforce such rights.

     Section 7. Nonexclusivity of Rights. The right to indemnification provided by this Article VII shall not be exclusive of any other right which any person may have or hereafter

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acquire under any statute, bylaw, agreement, vote of shareholders or disinterested directors, or otherwise.

     Section 8. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of the
Corporation or another corporation, partnership, joint venture, trust, or other enterprise against any expense, liability, or loss, whether or not the
Corporation would have the power to indemnify that person against such expense, liability, or loss under California law.

     Section 9. Expenses as a Witness. To the extent that any director, officer, or employee of the Corporation is by reason of that position a witness in any action, suit, or proceeding, he or she will be indemnified against all costs and expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

     Section 10. Nonapplicability to Fiduciaries of Employee Benefit Plans. This
Article VII does not apply to any proceeding against any trustee, investment manager, or other fiduciary of an employee benefit plan in that person's capacity as such, even though that person may also be an agent of the
Corporation. The Corporation shall have power to indemnify that trustee, investment manager, or other fiduciary to the extent permitted by Corporations
Code Section 207(f) .

     Section 11. Separability. Each and every paragraph, sentence, term, and provision of this Article VII is separate and distinct so that if any paragraph, sentence, term, or provision shall be held to be invalid or unenforceable for any reason, its invalidity or unenforceability shall not affect the validity or enforceability of any other paragraph, sentence, term, or provision of this
Article VII. To the extent required, any paragraph, sentence, term, or provision of this Article VII may be modified by a court of competent jurisdiction to preserve its validity and to provide the claimant with, subject to the limitations set forth in this Article VII and any agreement between the
Corporation and the claimant, the broadest possible indemnification permitted under applicable law.

     Section 12. Effect of Repeal or Modification. No repeal or modification of this Article VII shall adversely affect any right of indemnification of a director, officer, employee, or agent of the Corporation existing at the time of the repeal or modification with respect to any action or omission occurring prior to such repeal or modification.

                                  ARTICLE VIII

                                   AMENDMENTS
                                   ----------

     Section 1. Amending and Repealing. These Bylaws may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted by the majority vote of the entire Board of Directors.

     Section 2. Entire Board of Directors. As used in this Article VIII and in these Bylaws generally, the term "entire Board of Directors" means the total number of the directors which the Corporation would have if there were no vacancies.